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Exhibit 10.26
                        SEPARATION AGREEMENT AND RELEASE


     This   Separation   Agreement  and  Release   ("Agreement")   dated  as  of
December 13, 2002, is between AIRGATE PCS, INC., a Delaware corporation (which, with its affiliates, is herein called "the Company"), and ALAN CATHERALL, an individual resident of Fulton County, Georgia (the "Executive").

     WHEREAS, Executive has been employed by the Company as Chief Financial Officer; and

     WHEREAS, the parties desire to memorialize the terms of Executive's separation from employment with the Company.

     NOW, THEREFORE, in consideration of the promises set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Termination of Employment.

          (a) Effective as of October 31, 2002 (the "Separation Date"), Executive will cease to be an employee of the Company. Further, effective as of October 21, 2002, the Executive hereby resigns as an officer, fiduciary or member of the board of directors of the Company or its subsidiaries or any plan or trust sponsored by the Company.

          (b) Notwithstanding the foregoing, for purposes of the AirGate Incentive Stock Option Plan (the "Plan"), Executive's "Continuous Status as an Employee" (as defined in the Plan) shall terminate on October 31, 2005.

     2. Severance Benefits. The Company shall provide Executive the following severance benefits:


          (a) Severance Payment. The Company shall pay Executive Three Hundred Thousand and No/100 Dollars ($300,000.00), less all applicable local, state and federal taxes and withholdings, to be paid in biweekly amounts of Eleven Thousand Five Hundred Thirty-Eight and 46/100 Dollars ($11,538.46)commencing on the first regular pay date of the Company after the Separation Date and continuing for six (6) months, and at the end of such six-month period, the remainder shall be payable in a lump sum payment. These payments shall be in lieu of any other severance payments to which Executive may be entitled.

          (b) Bonus for FY2002. The Company shall pay to Executive a bonus with respect to fiscal year 2002 in the same percentage of base salary equal to the average percentage of base salary paid to all senior management who report directly to the Chief Executive Officer as bonus with respect to fiscal year 2002. Said bonus shall be paid to Executive in full within two
     (2) weeks following the approval of bonuses for senior management by the Company's Board of Directors.

          (c) Welfare and Other Benefits. Unless otherwise specified below, upon the Separation Date, Executive shall cease to participate in the Company's employee benefit plans, pursuant to the terms and conditions of the plan documents.

               (i) Group Health Insurance Plans. As of the Separation Date, as required by law, the Company shall offer Executive and his covered dependents continuation of their coverage under the Company's group health plans for a period of up to eighteen (18) months following the Separation Date. If Executive and/or his covered dependents elect such continuation coverage, the Company agrees to pay the COBRA premium on the Executive's behalf for twelve (12) months following the Separation Date; provided, however, that if Executive obtains comparable health benefits from another source during such twelve (12) month period, the Company shall cease payment of COBRA premiums on Executive's behalf. At the end of the initial 12-month period of COBRA continuation coverage, the Executive shall be responsible for the entire premium under the Company's normal COBRA rates and procedures for the remaining six (6) months of the COBRA period.

               (ii) Stock Options. As of the Separation Date, Executive held stock options under the Option Agreement to acquire shares of AirGate PCS, Inc.'s common stock granted on July 28, 1999 (the "1999 Options"). The 1999 Options shall continue to become exercisable in accordance with its terms. Notwithstanding the provisions of Section 1(b) of this Agreement, any unexercised incentive stock option held by the Executive on January 30, 2003 shall automatically convert to a nonqualified stock option as of that date.

               (iii) Vested Benefits. Executive shall be entitled to any vested benefits he may have under the AirGate PCS 401(k) Retirement Plan as are applicable to him on the Separation Date. Such benefits will be payable in accordance with and subject to the applicable terms and conditions of such plans or agreements.

               (iv) Unused Earned Vacation. By no later than three (3) weeks following the date of execution of this Agreement, the Company shall pay Executive, in a lump sum, an amount equal to his accrued but unused 2002 vacation entitlement.

               (v) Club Memberships. As of the Separation Date, any club, association, or organization dues or expenses previously paid by the Company on behalf of Executive shall cease.

               (vi) Outplacement Services. The Company agrees to provide the Executive with certain career transition services for a period of up to 12 months through an outplacement service provider selected by the Company. The outplacement services shall cease at the earlier of the end of the 12-month period or the date the Executive accepts new employment.

               (vii) Other Benefits. Executive may retain his laptop computer, attachments and PCS phone after the Separation Date; provided, that the Executive shall return the laptop to the Company for the removal of all licensed software and confidential information within ten (10) days after the Separation Date.

          (d) Acknowledgement. The parties hereto acknowledge and agree that the payments and benefits described above may be taxable income, and each hereby covenants to comply with all federal and state income and employment tax requirements, including all reporting and withholding requirements, relating thereto. Executive further acknowledges that the payments and benefits described above are in exchange for his signing this Agreement.

     3. Cooperation. Executive agrees that he will cooperate with and provide assistance to the Company in the future regarding: (i) transition of any ongoing matters relating to the business of Company, as may be reasonably requested by Company from time to time; (ii) any litigation or criminal, civil or administrative proceeding, whether currently pending or filed in the future, arising out of or relating to matters about which Executive has knowledge or in which Executive may be identified or called as a witness by any party; and (iii) such other services as Company may reasonably request, as long as said services to be rendered by Executive shall not materially impede his ability to meet any obligations or duties he may have with his then current employer or company. Such cooperation and assistance includes, without limitation, meeting with Company representatives or the Company's legal counsel (or both) upon reasonable notice and at mutually convenient times and places, providing complete and truthful information in response to any inquiries of the Company and/or its counsel, full disclosure and production of all documents and things that may be relevant to any such matters (regardless of an express inquiry by the Company or its counsel), and attendance as a witness at depositions, trials or similar proceedings upon reasonable advance notice.

          (a) Until October 31, 2003, Executive agrees to cooperate and perform these services without additional compensation, other than actual out-of-pocket costs incurred in connection with providing such services. Thereafter, the Company agrees to pay the Executive an hourly rate of compensation commensurate with his base salary with the Company as of the Separation Date for any services performed by Executive on behalf of the Company pursuant to the terms of this Agreement, except that no such payment shall be made with regard to services of the Executive reasonably requested by the Company related to any litigation filed prior to the Separation Date. In addition and notwithstanding the foregoing, the Company agrees to reimburse Executive for all reasonable related expenses, including, but not limited to, transportation, lodging, meals, telephone expenses, etc., including the same related to any litigation filed prior to the Separation Date.

          (b) Executive agrees that he will immediately notify Company of any formal or informal inquiry or request for information directed to Executive by any third-party that in any way relates to Executive's employment by Company or any aspect of Company's business operation.

          (c) Executive acknowledges and agrees that any and all complaints or concerns about the Company's accounting, internal accounting controls or auditing matters or other financial or strategic matters of which he is aware have been disclosed to the General Counsel or the Vice President of Human Resources as of the execution date of this Agreement. Executive is neither aware of, nor suspects, any violation of any law, regulation, statute, or ordinance of any kind resulting from his own conduct as an employee of the Company or from the conduct of other employees or operations of the Company. Executive further represents and affirms that he has reported to the General Counsel or the Vice President of Human Resources, any and all actual complaints communicated to him by anyone regarding any alleged unlawful actions or omissions under the Company's policies or law, regulation, statute or ordinance.

          (d) Executive further represents and warrants that he will within 10 days of any written request therefor, provide to the Company complete, accurate, and truthful responses to all requests made by the Company to him for information relating to pending or future allegations against the Company or its directors, officers and employees arising out of Lori McBride vs. AirGate PCS, Inc., et al and Wesley Ruggles vs. AirGate PCS, Inc. et al, and any related actions. In this regard, Executive acknowledges his duty to provide only truthful information and to fully disclose all of his knowledge of information responsive to the aforesaid requests, even if he is not certain as to its accuracy or truth, provided that he so qualifies the information.

          (e) Company will not oppose Executive's efforts to obtain unemployment compensation.

     4. Restrictive Covenants. For and in consideration for the payment and benefits provided to Executive under this Agreement, Executive agrees to the terms of the following:

          (a) Covenant Not to Compete. Executive covenants and agrees that, during the period beginning on the Separation Date and ending one (1) year thereafter, Executive will not, directly or indirectly (whether as owner, partner, consultant, employee or otherwise) engage in the wireless telecommunications business ("Business") in a senior management capacity anywhere within the Service Area, as it is defined in the Sprint PCS Management Agreement between SprintCom, Inc. and AirGate Wireless, L.L.C., dated July 22, 1998 and the Sprint PCS Management Agreement among WirelessCo, L.P., Sprint Spectrum L.P., SprintCom, Inc. and Illinois PCS, LLC, dated January 22, 1999 (the "Territory"); provided that employment by a provider of wireless telecommunications services shall not be a violation of this Section 4(a) so long as 80% or more of the licensed POPs of the provider in the territory in which Executive works or has responsibility are outside the Territory. This paragraph 4(a) supersedes any other covenants not to compete with the Company to which Executive may be a party.

          (b) Nondisclosure and Confidentiality. Executive acknowledges and agrees that during the term of his employment, he has had access to trade secrets and other confidential information unique to the business of the Company and that the disclosure or unauthorized use of such trade secrets or confidential information by Executive would injure the Company's business. Therefore, Executive agrees that he will not, for a period of two
     (2) years following the Separation Date, use, reveal or divulge any trade secrets or any other confidential information which, while not trade secrets or information unique to the Company's business, is highly confidential and constitutes a valuable asset of the Company by reason of the material investment of the Company's time and money in the production of such information. Executive agrees that he will not use, reveal or divulge any general confidential or customer-related information. Executive acknowledges that he may have additional obligations with respect to the Company's trade secrets pursuant to the Georgia Trade Secrets Act or other applicable law.

          (c) Nonsolicitation. Due to Executive's extensive knowledge of the specifics of the Company's business, and its customers and clients, Executive agrees that, in consideration of the payments and benefits he is receiving hereunder, for a period of two (2) years following the Separation Date, he will not, without the prior written consent of the Company, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit or contact any Restricted Customer for the purpose of offering any product or service similar to or competitive with any product or service sold by the Company during Executive's employment. For purposes of this paragraph, "Restricted Customer" shall mean any person or entity who transacted business with the Company during the year preceding the Separation Date with whom Executive has (i) had direct contact during his employment, (ii) been a party to marketing or sales strategies with regard to, or (iii) been privy to marketing or sales strategies with regard to such persons or entities.

          Executive agrees that in consideration for the payments and benefits he is receiving hereunder, for a period of two (2) years following the Separation Date, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others solicit, divert or hire away, or attempt to solicit, divert or hire away any person employed by the Company.

     5. Confidentiality of Agreement. Executive and the Company understand and agree that, due to the sensitive nature of this matter, the terms of this Agreement are to be kept private and confidential and that the terms of this Agreement shall not be disclosed, unless the party(ies) is (are) required by law to do so. While not limiting the generality of the foregoing, disclosure includes any statement, written or oral, to any person, including, but not limited to, any current or former employees of the Company. The parties to this Agreement acknowledge that there will be circumstances under which some or all of the terms of this Agreement will have to be made known to some individuals in the regular course of conducting business and personal affairs. In keeping with that understanding, the Company agrees that Executive may discuss the terms of this agreement with his attorneys, accountants, tax advisors and his immediate family. Executive agrees to advise such individuals of the confidentiality provisions of this Agreement and will advise anyone so named of the requirement to keep the terms of this Agreement confidential. Should Executive disclose any of the terms of this Agreement to persons (whether entities or individuals) other than those specified in this section, then such actions shall constitute a breach on the part of Executive.

     6. Nondisparagement. Executive agrees that he shall not make any untrue statement or criticism, written or oral, nor take any action which is adverse to the interests of the Company or that would cause the Company, its affiliates, subsidiaries, divisions or its current and former officers, directors, employees, agents, or shareholders embarrassment or humiliation or otherwise cause or contribute to such persons being held in disrepute by the public or the Company's clients, customers, or employees. From and after the date of execution of this Agreement, Executive shall refrain from discussing the terms and conditions of the termination of the Executive's employment with any employee, agent, client or customer of the Company, and except as required by any court or any applicable law or regulation, the Company shall refrain from discussing the terms and conditions of the termination of the Executive's employment with any third party. The Company agrees that it shall not make any untrue statement or criticism, written or oral, nor take any action which is adverse to the interests of Executive or that would cause Executive embarrassment or humiliation or otherwise cause or contribute to his being held in disrepute by the public or the Company's clients, customers or employees. The obligations under this Section shall survive the termination of this Agreement.

     7. Return of Company Documents and Property. Executive hereby represents and warrants that, as of the Separation Date, he has returned to the Company all documents (including copies and computer records thereof) of any nature which relate to or contain information concerning Company, its customers, or employees, and any and all property of the Company which has been in his possession, including, except as otherwise herein provided, any computers, computer programs or limited use software licenses in his possession. Executive confirms that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by Executive relating to the business of the Company shall be and remain the property of the Company, except for such papers customarily deemed to be the personal copies of Executive. Information in the public domain or information that is commonly known by or available to the public through the Company's press releases, public documents, annual reports, SEC filings or other public filings shall not be considered proprietary or confidential information.

     8. Remedies. Executive acknowledges and agrees that his breach of any of the covenants contained in Sections 4, 5, 6 or 7 of this Agreement will cause irreparable injury to the Company and that remedies at law available to the Company for any actual or threatened breach by Executive of such covenants will be inadequate and that the Company shall be entitled to specific performance of the covenants or injunctive relief against activities in violation of Sections 4, 5, 6 or 7 by temporary or permanent injunction or other appropriate judicial remedy, writ or order, without the necessity of proving actual damages. This provision with respect to injunctive relief shall not diminish the right of the Company to claim and recover monetary damages against Executive for any breach of this Agreement, in addition to injunctive relief. Moreover, in the event of a breach by Executive of one or more of the covenants contained in Sections 4, 5, 6 or 7, the Company shall have no obligation to make any further payments specified in Section 2(a), 2(b) and 2(c)(i) hereof. The Company stipulates and agrees that in the event that it fails to timely and fully pay to Executive all amounts owed to Executive or fulfill and timely discharge all of the duties of the Company pursuant to the terms of Section 2 hereinabove, then Executive shall have no further remaining obligations or duties whatsoever to the Company pursuant to Sections 3 and 4 of this Agreement. The Company further agrees that in the event that a bankruptcy case is commenced by or against the Company under the bankruptcy laws of the United States, then the Company shall forthwith file with the bankruptcy court a motion to assume this Agreement, and all costs related to such motion shall be borne solely by the Company. The parties acknowledge and agree that the covenants contained herein shall be construed as agreements independent of any other provision of this or any other contract between the parties hereto, and that the existence of any claim or cause of action by either party against the other, whether predicated upon this or any other contract, shall not constitute a defense to the enforcement by either party of said covenant.

     9. Release Of All Claims And Potential Claims Against the Company and Covenant Not To Sue. In consideration of the payments made to him by the Company and the promises contained in this Agreement, Executive, on behalf of himself and his agents, heirs and assigns, hereby unconditionally releases and discharges the Company, and its past and present successors, subsidiaries, parent corporations, members, managers, owners, partners, lenders, advisors, assigns, affiliated companies, agents, legal representatives, attorneys, employees, officers, trustees and directors (the "Releasees") from all claims, liabilities, contracts, contractual obligations, attorneys' fees, demands and causes of action, whether known or unknown, fixed or contingent, that he may have or claim to have against the Company or any of the Releasees for any reason as of the date of execution of this Agreement, and hereby agrees not to file a lawsuit or other legal claim or charge to assert any claim against any of the Releasees except as may be required to enforce this Agreement and Release; provided, however, that (i) nothing contained in this Agreement and Release shall in any way diminish or impair any rights to indemnification that may exist from time to time under the Indemnification Agreement dated May 14, 1999 (the "Indemnification Agreement") and under the Certificate of Incorporation of the Company and (ii) nothing contained in this Agreement and Release shall in any way diminish or impair Executive's ability to raise an affirmative defense in connection with any lawsuit or other legal claim or charge instituted or asserted by the Company against Executive. This release and covenant not to sue includes, but is not limited to, claims for infliction of emotional distress, claims for defamation, claims for personal injury of any kind, claims for breach of contract, claims for harassment, claims for attorneys' fees, claims arising under federal, state or local laws prohibiting employment discrimination and claims growing out of any legal restrictions on the Company's rights to terminate its employees or to take any other employment action, whether statutory, contractual or arising under common law or case law. Executive specifically acknowledges and agrees that he is releasing, in addition to all other claims, any and all rights under federal and state employment laws including without limitation the Age Discrimination in Employment Act of 1967 ("ADEA"), as amended, 29 U.S.C.ss. 621, et seq., the Civil Rights Act of 1964 ("Title VII"), as amended (including amendments made through the Civil Rights Act of 1991), 42 U.S.C. ss. 2000e, et seq., 42 U.S.C.ss. 1981, as amended, the Americans With Disabilities Act ("ADA"), as amended, 42 U.S.C. ss. 12101, et seq., the Rehabilitation Act of 1973, as amended, 29 U.S.C.ss. 701, et seq., Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, 29 U.S.C.ss. 301, et seq., the Worker Adjustment and Retraining Notification Act, 29 U.S.C.ss. 2101, et seq., the Family and Medical Leave Act of 1993 ("FMLA"), as amended, 29 U.S.C.ss. 2601 et seq., the Fair Labor Standards Act ("FLSA"), as amended, 29 U.S.C.ss. 201 et seq. the Employee Polygraph Protection Act of 1988, 29 U.S.C.ss. 2001, et seq., all Georgia Code provisions and the state and federal workers' compensation laws. This provision specifically shall not release any claims arising under or by virtue of this Agreement.

     10. Indemnification of Executive. The Executive shall be indemnified by the Company as provided under the terms and conditions of that certain Indemnification Agreement dated May 14, 1999, and the Certificate of Incorporation of the Company.

     11. Acknowledgment. The Company hereby advises Executive to consult with an attorney prior to executing this Agreement. Executive expressly acknowledges and agrees that he has read this Agreement and Release carefully, that he has had ample time and opportunity to consult with an attorney or other advisor of his choosing concerning his execution of this Agreement, that he fully understands that this Agreement is final and binding, that it contains a release of potentially valuable claims, and that the only promises or representations he has relied upon in signing this Agreement are those specifically contained in this Agreement itself. Executive also acknowledges and agrees that he has been offered at least twenty-one (21) days to consider this Agreement before signing and that he is signing this Agreement voluntarily, after having the opportunity to consult with his attorney, with the full intent of releasing the Company from all claims. Executive further acknowledges and agrees that he may revoke this Agreement within seven (7) days after signing it, by delivering written notice of revocation to the General Counsel of the Company. Accordingly, this Agreement shall not become effective until the expiration of the seven-day revocation period.

     12. Assignment and Successors.

          (a) This Agreement is personal to Executive and, without the prior written consent of the Company, shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     13. Miscellaneous.

          (a) No Admission of Wrongdoing. This Agreement does not constitute an admission of wrongdoing or liability by either party.

          (b) Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

          (c) Severability. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

          (d) Governing Law. Except to the extent preempted by federal law, and without regard to conflict of laws principles, the laws of the State of Georgia shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise. Any legal action regarding this Agreement or the provisions hereof shall be brought in a court of competent jurisdiction in or including Fulton County, Georgia.

          (e) Entire Agreement. The parties agree that this document is their entire agreement regarding Executive's employment, separation from employment and Executive's release of claims. This Agreement supersedes all other agreements between Executive and any Releasee, including the Company; provided, however, that this Agreement does not supersede the Indemnification Agreement.

          (f) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or three days after mailing if mailed, first class, certified mail (return receipt requested), postage prepaid:

                  To Company:               AirGate PCS, Inc.
                                            Harris Tower
                                            233 Peachtree Street NE, Suite 1700
                                            Atlanta, Georgia 30303
                                            Attention: General Counsel

                  To Executive:             Mr. Alan Catherall
                                            2636 Winslow Drive
                                            Atlanta, GA  30305

          Either party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

          (g) Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

          (h) Construction. Each party and his or its counsel have reviewed this Agreement and have been provided the opportunity to revise this Agreement and accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Instead, the language of all parts of this Agreement shall be construed as a whole, and according to its fair meaning, and not strictly for or against either party.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Separation and Release Agreement as of the date first above written.


                                AIRGATE PCS, INC.


                                By:  /s/ Thomas M. Dougherty
                                     --------------------------------------
                                     Thomas M. Dougherty, President and CEO




                                EXECUTIVE:


                                /s/ Alan B. Catherall
                                ---------------------
                                Alan B. Catherall







                 [THIS DOCUMENT HAS BEEN EXECUTED IN DUPLICATE.]